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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Elizabeth Arden, Inc. (formerly known as French Fragrances, Inc.) on Form S-4 of our report dated April 7, 2000, appearing in the the Annual Report on Form 10-K for the year ended January 31, 2000.

We also consent to the reference to us under the headings "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Certified Public Accountants
Miami, Florida

February 9, 2001